Exhibit 12.1

I, Xiaochuan Wang, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 20-F/A of Sogou Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 23, 2020

By:	/s/ Xiaochuan Wang
Name: Xiaochuan Wang
Title: Chief Executive Officer